Exhibit 99.1

GREAT ELM CAPITAL GROUP, INC. REPORTS FISCAL THIRD QUARTER 2020 FINANCIAL RESULTS

▪	DME has been proactive in taking measures to respond to the COVID-19 pandemic to ensure it can continue to provide critical respiratory services
▪	DME revenue grew 20.2% year-over-year, including growth in all major product categories
▪	New patient setups grew 19.0% in key PAP segment year-over-year, with total active PAP patients hitting a new high
▪

Investment Management reports management fee revenue of $0.7 million, approximately flat year-over-year but down 10.3% quarter-over-quarter as volatility in the leveraged credit markets drove a reduction in the fair value of investments

▪	Issued $30 million in aggregate principal amount of senior unsecured convertible notes, significantly enhancing our ability to pursue attractive new business opportunities

WALTHAM, MA, May 12, 2020 – Great Elm Capital Group, Inc. (NASDAQ: GEC, “Great Elm”) announced its financial results for the quarter ended March 31, 2020. Great Elm will host a conference call and webcast on Tuesday, May 12, 2020 at 8:00 a.m. Eastern Time to discuss its fiscal third quarter 2020 financial results. Please see below for details.

BUSINESS OVERVIEW

Great Elm is a diversified, publicly-traded holding company that seeks to build long-term shareholder value across three verticals: Operating Companies, Investment Management and Real Estate.

During the quarter ended March 31, 2020, we issued $30 million in aggregate principal amount of unsecured convertible notes, bringing our cash balance to approximately $39 million. This capital raise enhances our ability to pursue new investment opportunities.

Select highlights from the fiscal third quarter 2020 include:

▪	Operating Companies:
▪

DME’s investments in people, process and technology have been critical in adapting to uncertain business conditions caused by the COVID-19 pandemic. DME continues to operate and serve patients in all markets

▪

Continued to invest heavily in building a scalable infrastructure capable of supporting multiple acquisitions per year. Completed consolidation of multiple billing databases, implemented mobile delivery technology and upgraded payment processing technology

▪	Towards the end of the quarter ended March 31, 2020, physician referrals started to decline in response to shelter-in-place orders. The decline in referrals continued post quarter end
▪	For the three months ended March 31, 2020, generated $14.1 million of revenue, $1.4 million of net loss and $2.5 million of adjusted EBITDA
▪	Revenue and profitability were negatively impacted by revenue reserves of $1.1 million, approximately $0.8 million of which is associated with receivables older than nine months

▪	Investment Management:
▪	For the three months ended March 31, 2020, generated $0.8 million of revenue, net income of $0.5 million and $0.3 million of adjusted EBITDA
▪	For the three months ended March 31, 2020, generated management fees of approximately $0.7 million, roughly unchanged year-over-year

“Our DME business has been meaningfully impacted by the COVID-19 pandemic. Nevertheless, DME’s scalable platform has enabled it to adapt to challenging market conditions,” remarked Peter A. Reed, Great Elm’s Chief Executive Officer. “Our Investment Management business had a challenging quarter. In managing Great Elm Capital Corp. (“GECC”), we are focused on preserving liquidity, strengthening its balance sheet and positioning the portfolio to capitalize on attractive potential investment opportunities amid credit market dislocations.”

Alignment of Interest

The employees of Great Elm and Great Elm Capital Management, Inc. (“GECM”) collectively own approximately 2.0 million shares of GEC stock, representing approximately 7% of its outstanding shares. Additionally, the directors of Great Elm collectively own or manage approximately 20% of Great Elm’s shares. Altogether, insiders collectively own or manage approximately 27% of the company’s outstanding shares, which Great Elm believes fosters a strong alignment of interest between employees, directors and the company’s shareholders.

Operating Companies

In the three months ended March 31, 2020, DME generated $2.5 million of adjusted EBITDA. During the quarter, DME experienced meaningful growth in new patient setups in major product categories, including 19.0% in the key PAP segment, year-over-year.

Toward the end of the quarter ended March 31, 2020, local government measures taken to curb the spread of COVID-19 negatively impacted the referral pipeline for sleep studies and new equipment setups.

To date, the investments we’ve made to enhance our scalable platform have helped DME adjust to difficult market conditions and should help position it for further growth in a more normalized environment.

Investment Management

In the three months ended March 31, 2020, Investment Management generated $0.3 million of adjusted EBITDA1, approximately flat year over year. We continue to focus on operational efficiency to drive free cash flow generation.

The first half of 2020 has been characterized by remarkable volatility in the leveraged credit markets, driven by the impact of the COVID-19 pandemic and violent swings in asset prices. The fair value of managed portfolio investments, primarily at GECC, was negatively impacted by this volatility. All GECC portfolio companies are operating in a highly uncertain environment. Nevertheless, a majority of these portfolio companies are weathering the difficult economic environment with resilient business models and sustainable cash flows.

We believe that prudent cash management is paramount during bouts of market volatility. As such, in managing GECC, we remain focused on maintaining significant liquidity and strengthening its balance sheet.

Real Estate

In the three months ended March 31, 2020, Real Estate generated $1.3 million in rental revenue and $1.2 million of adjusted EBITDA.

FINANCIAL REVIEW: SEGMENT FINANCIALS

As of March 31, 2020, Great Elm had four operating segments: Durable Medical Equipment, Investment Management, Real Estate and General Corporate.

Durable Medical Equipment

Three Months Ended March 31, 2020:

Revenue:

▪	During the three months ended March 31, 2020, Great Elm recognized $14.1 million in total revenue vs. $11.8 million during the same period in the prior year.

Net Income (Loss):

▪	During the three months ended March 31, 2020, Great Elm recognized a net loss of $1.4 million vs. a net loss of $0.5 million during the same period in the prior year.

Adjusted EBITDA:

▪	During the three months ended March 31, 2020, Great Elm recognized $2.5 million of adjusted EBITDA vs. $3.2 million during the same period in the prior year.

Investment Management

Three Months Ended March 31, 2020:

Revenue:

▪	During the three months ended March 31, 2020, Great Elm recognized total investment management revenue of $0.8 million vs. $1.1 million during the same period in the prior year.
▪	During the three months ended March 31, 2020, Great Elm recognized management fee revenue of $0.7 million, approximately flat year-over-year.

Net Income (Loss):

▪	During the three months ended March 31, 2020, Great Elm recognized net income of $0.5 million vs. a net loss of $0.2 million during the same period in the prior year.

Adjusted EBITDA1:

▪	During the three months ended March 31, 2020, Great Elm recognized adjusted EBITDA of $0.3 million vs. $0.3 million during the same period in the prior year.

Real Estate

Three Months Ended March 31, 2020:

Revenue:

▪	During the three months ended March 31, 2020, Great Elm recognized $1.3 million in rental revenue vs. $1.3 million during the same period in the prior year.

Net Income (Loss):

▪	During the three months ended March 31, 2020, Great Elm recognized $0.07 million in net income vs. $0.04 million in net income during the same period in the prior year.

Adjusted EBITDA:

▪	During the three months ended March 31, 2020, Great Elm recognized $1.2 million in adjusted EBITDA vs. $1.1 million during the same period in the prior year.

General Corporate

Three Months Ended March 31, 2020:

Revenue:

▪	During the three months ended March 31, 2020, Great Elm recognized $0.03 million in revenue vs. approximately no revenue during the same period in the prior year.

Net Income (Loss):

▪	During the three months ended March 31, 2020, Great Elm recognized $11.1 million in net loss vs. $4.8 million in net income during the same period in the prior year.
▪	$9.8 million of the $11.1 million net loss during the quarter derived from an unrealized loss on our investment in GECC stock, partially driven by market volatility related to COVID-19

Adjusted EBITDA:

▪	During the three months ended March 31, 2020, Great Elm recognized $(1.4) million in adjusted EBITDA vs. $(1.5) million during the same period in the prior year.

Conference Call & Webcast

Great Elm will host a conference call and webcast on Tuesday, May 12, 2020 at 8:00 a.m. Eastern Time to discuss its third quarter 2020 financial results.

All interested parties are invited to participate in the conference call by dialing +1 (833) 921-1653; international callers should dial +1 (778) 560-2576. Participants should enter the Conference ID 3197590 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: https://www.greatelmcap.com/events-and-presentations/default.aspx.

The conference call will be webcast simultaneously at: https://event.on24.com/wcc/r/2161471/C93C040DDE499685608275DC51E73996.

About Great Elm Capital Group, Inc.

Great Elm is a publicly-traded holding company that seeks to build a business across three operating verticals: Operating Companies, Investment Management and Real Estate. Great Elm’s website can be found at www.greatelmcap.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are risks associated with the economic impact of the COVID-19 pandemic on Great Elm’s businesses, including DME as well as GECC and its portfolio investments. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Set forth below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income. The information in the table below represents Great Elm’s assumptions and expectations in light of currently available information. Great Elm’s actual performance results may differ from those projected in in the table below, and any such differences may be material.

	For the three months ended March 31, 2020
$ in thousands	Durable Medical Equipment	Investment Management [1]	Real Estate	General Corporate	Consolidated
EBITDA:
Net income (loss) - GAAP	$(1,398)	$491	$67	$(11,078)	$(11,918)
Interest expense	906	39	654	155	1,754
Depreciation & amortization	2,354	150	430	1	2,935
Income tax expense (benefit)	-	-	-	(148)	(148)
EBITDA	$1,862	$680	$1,151	$(11,070)	$(7,377)
Adjusted EBITDA:
Stock based compensation	-	(373)	-	106	(267)
Change in contingent consideration	-	-	-	-	-
GECC Unrealized (gains) / losses	-	-	-	9,794	9,794
Dividend income from GECC	-	-	-	(490)	(490)
Transaction and integration costs	540	-	-	291	831
Pharmacy buildout	65	-	-	-	65
DME management and monitoring fees	59	-	-	(34)	25
Adjusted EBITDA	$2,526	$307	$1,151	$(1,403)	$2,581

	For the nine months ended March 31, 2020
$ in thousands	Durable Medical Equipment	Investment Management [1]	Real Estate	General Corporate	Consolidated
EBITDA:
Net income (loss) - GAAP	$(2,893)	$451	$187	$(14,968)	$(17,223)
Interest expense	2,839	122	1,967	155	5,083
Depreciation & amortization	7,344	508	1,291	2	9,145
Income tax expense (benefit)	-	-	-	(5)	(5)
EBITDA	$7,290	$1,081	$3,445	$(14,816)	$(3,000)
Adjusted EBITDA:
Stock based compensation	-	(100)	-	334	234
Change in contingent consideration	-	-	-	(1,135)	(1,135)
GECC Unrealized (gains) / losses	-	-	-	11,603	11,603
Dividend income from GECC	-	-	-	(1,567)	(1,567)
Other (income) expense	(3)	-	-	-	(3)
Transaction and integration costs	1,276	-	-	926	2,201
Pharmacy buildout	320	-	-	-	320
DME management and monitoring fees	189	-	-	(114)	75
Adjusted EBITDA	$9,071	$981	$3,445	$(4,768)	$8,729

	For the three months ended March 31, 2019
$ in thousands	Durable Medical Equipment	Investment Management [1]	Real Estate	General Corporate	Consolidated
EBITDA:
Net income (loss) - GAAP	$(517)	$(163)	$38	$4,843	$4,201
Net income from discontinued operations	-	-	-	(3,879)	(3,879)
Interest expense	998	47	667	-	1,712
Depreciation & amortization	2,275	180	436	-	2,891
Income tax expense (benefit)	-	-	-	(1,229)	(1,229)
EBITDA	$2,756	$64	$1,141	$(265)	$3,696
Adjusted EBITDA:
Stock based compensation	-	19	-	83	102
GECC Unrealized (gains) / losses	599	-	-	(1,406)	(807)
Dividend income from GECC	(198)	-	-	(292)	(490)
Transaction and integration costs	7	219	-	396	622
Pharmacy buildout	58	-	-	-	58
DME management and monitoring fees	(5)	-	-	5	-
Adjusted EBITDA	$3,217	$302	$1,141	$(1,479)	$3,181

	For the nine months ended March 31, 2019
$ in thousands	Durable Medical Equipment	Investment Management [1]	Real Estate	General Corporate	Consolidated
EBITDA:
Net income (loss) - GAAP	$(91)	$(859)	$127	$(1,261)	$(2,084)
Net income from discontinued operations	-	-	-	(3,786)	(3,786)
Interest expense	2,365	135	1,995	-	4,495
Depreciation & amortization	4,840	453	1,298	-	6,591
Income tax expense (benefit)	-	-	-	(1,229)	(1,229)
EBITDA	$7,114	$(271)	$3,420	$(6,276)	$3,987
Adjusted EBITDA:
Stock based compensation	-	601	-	343	944
GECC Unrealized (gains) / losses	1,010	-	-	917	1,927
Dividend income from GECC	(629)	-	-	(1,312)	(1,941)
Transaction and integration costs	551	219	-	1,855	2,625
Pharmacy buildout	58	-	-	-	58
DME management and monitoring fees	65	-	-	(65)	-
Adjusted EBITDA	$8,169	$549	$3,420	$(4,538)	$7,600

(1)	Prior year non-GAAP adjustments have been updated to conform to current year presentation by removing adjustments associated with the adoption of ASC 606 Contracts with Customers.

Media & Investor Contact:

Investor Relations

+1 (617) 375-3006

investorrelations@greatelmcap.com